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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Equity Investor Fund, Concept Series Tele-Global Trust 6, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-76571 of our report dated July 15, 1999, relating to the Statement of Condition of Equity Investor Fund, Defined Asset Funds and to the reference to us under the heading 'How The Fund Works--Auditors Concept Series Tele-Global Trust 6,' in the Prospectus which is a part of this RegistrationStatement.

DELOITTE & TOUCHE LLP
New York, NY
July 15, 1999